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                                                                     EXHIBIT 3.9



                           ARTICLES OF INCORPORATION

                                      OF

                      BLACKROCK FIRST CAPITAL CORPORATION



The undersigned, acting as incorporators of a corporation under Chapter 31,
Article 1, Section 27 of the West Virginia Code, adopt the following Articles of Incorporation for such corporation:

          1. The undersigned agree to become a West Virginia corporation by the name of

               BLACKROCK FIRST CAPITAL CORPORATION

          2. The address at the physical location and the mailing address of the principal office of the corporation, which is also the principal place of business in West Virginia of the corporation, will be 800 Laidley Tower, in the city of Charleston, County of Kanawha, State of West Virginia, Zip Code 25301.

          3. This corporation is organized as a stock corporation, for profit, and the aggregate value of the authorized capital stock of said profit corporation will be Twenty Thousand Dollars ($20,000.00), which shall be one class of two thousand (2,000) common shares of a par value of Ten Dollars ($10.00) each.

          4.   The period of duration of the corporation is perpetual.

          5. The purpose for which this corporation is formed is to engage in the transaction of any or all lawful business for which corporations may be incorporated in West Virginia, including, without limiting in any way the scope of the foregoing purposes, for the purpose of making venture or risk capital available for
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qualified investments as contemplated by the West Virginia Capital Company Act,
Article 1, Chapter 5E of the West Virginia Code, as amended.

          6. The Corporation shall indemnify each member of the Board and each officer of the Corporation now or hereafter serving as such, who was, is or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including an action by, or in the right of, the Corporation), by reason of the fact that he is or was a Board member, officer, or agent of the Corporation or is or was serving at the request of the Corporation as a Board member, officer or agent of another corporation, partnership, joint venture, trust or other enterprise.

          Said indemnification shall be against expenses (including attorney's fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by the aforementioned individuals in connection with such action, suit or proceeding, including any appeal thereof, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the Corporation.

          No indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties to the Corporation, except to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the

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circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper. Indemnity with respect to any criminal action or proceeding will be provided only when the board member or officer had no reasonable cause to believe his act was unlawful.

          The amount paid to any board member, officer or agent of the corporation by way of indemnification shall not exceed the actual, reasonable and necessary expenses incurred in connection with the matter involved. The foregoing right of indemnification shall be in addition to but not exclusive of, any other right to which such board member, or officer of the corporation may other wise be entitled by law.

          7. The full names and addresses of the incorporators including street and street numbers, if any, and the city, town or village, including tile zip code, are as follows:

          NAME                               ADDRESS


Frank L. Ungerott                       906 Olive Street
                                        St. Louis, Missouri 63101

Jonathan L. Miles                       906 Olive Street
                                        St. Louis, Missouri 63101

Steven A. Gramlich                      906 Olive Street
                                        St. Louis, Missouri 63101

          8. The number of directors constituting the initial board of directors of the corporation is two (2) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and shall qualify, are as follows:

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          NAME                                    ADDRESS

Francis L. Barkofske                    301 North Memorial Drive
                                        St. Louis, Missouri 63102

Michael M. Scharf                       301 North Memorial Drive
                                        St. Louis, Missouri 63102

          9. The name and address of the appointed person to whom notice or process may be sent is C T CORPORATION SYSTEM, 1200 Charleston National Plaza, Charleston, West Virginia 25301.

                                ACKNOWLEDGEMENT

We, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation".

          In witness whereof, we have accordingly hereunto set our respective hands this 23rd day of February, 1990.

                                   /s/  Frank L. Ungerott
                                   ----------------------
                                   Frank L. Ungerott


                                   /s/  Jonathan L. Miles
                                   ----------------------
                                   Jonathan L. Miles


                                   /s/  Steven A. Gramlich
                                   -----------------------
                                   Steven A. Gramlich

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STATE OF MISSOURI
CITY OF ST. LOUIS

I, C. Patton McGee, a Notary Public in and for the city and state aforesaid, hereby certify that Frank L. Ungerott, Jonathan L. Miles and Steven A. Gramlich, whose names are signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said city and acknowledged their signatures.



                                   /s/  C. Patton McGree
                                   -------------------------------
                                   C. Patton McGree, Notary Public



My commission expires November 1, 1993.


ARTICLES OF INCORPORATION PREPARED BY Michael Hyer, Attorney, whose mailing address is Peabody Holding Company, Inc., Legal Department, 301 North Memorial Drive, St. Louis, Missouri 63102.

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